THE CLOROX COMPANY
1987 LONG-TERM
COMPENSATION PROGRAM

TABLE OF CONTENTS

Article  Section                                  Page

   1               Establishment, Purpose,
                   and Effective Date of
                   Plan
           1.1     Establishment                    1
           1.2     Purpose                          1
           1.3     Effective Date                   1

   2               Definitions
           2.1     Definitions                      2
           2.2     Gender and Number                3

   3               Eligibility and Participation
           3.1     Eligibility and Participation    4

   4               Administration
           4.1     Administration                   5

   5               Stock Subject to Program
           5.1     Number                           6
           5.2     Lapsed Awards                    6
           5.3     Adjustment in Capitalization     6

   6               Duration of Program

           6.1     Duration of Program              7

   7               The Stock Option Plan
           7.1     Grant of Options                 8
           7.2     Option Agreement                 8
           7.3     Option Price                     8
           7.4     Duration of Options              8
           7.5     Exercise of Options              9
           7.6     Payment                          9
           7.7     Restrictions on Stock
                     Transferability                9
           7.8     Termination of Employment
                     Due to Death, Disability,
                     or Retirement                  10

- -i-
THE CLOROX COMPANY
1987 LONG-TERM
COMPENSATION PROGRAM

TABLE OF CONTENTS
(Continued)

Article  Section                                  Page

           7.9     Termination of Employment
                     Other Than for Death,
                     Disability, Retirement or
                     Termination for Cause         10
           7.10    Nontransferability              10
           7.11    Time of Exercise for
                     Incentive Stock Options       11

   8               The Restricted Stock Plan
           8.1     Grant of Restricted Stock       12
           8.2     Nontransferability              12
           8.3     Other Restrictions              12
           8.4     Voting Rights                   12
           8.5     Dividends and Other
                     Distributions                 12
           8.6     Termination of Employment
                     Due to Retirement             13
           8.7     Termination of Employment
                     Due to Death or Disability    13
           8.8     Termination of Employment
                     for Reasons Other Than
                     Death, Disability, or
                     Retirement                    13

   9               The Performance Unit Plan
           9.1     Grant of Performance Units      14
           9.2     Value of Performance Units      14
           9.3     Payment of Performance Units    14
           9.4     Form and Timing of Payment      14
           9.5     Termination of Employment
                     Due to Death, Disability,
                     or Retirement                 14
           9.6     Termination of Employment
                     for Other than Death,
                     Disability or Retirement
                     Reasons                       15
           9.7     Nontransferability              15

Amended 11/17/93 - Former Article 8, Stock Indemnification
Rights, deleted

(ii)
THE CLOROX COMPANY
1987 LONG-TERM
COMPENSATION PROGRAM

TABLE OF CONTENTS

Article  Section                                  Page

   10               Beneficiary Designation
           10.1     Beneficiary Designation        16

   11               Rights of Employees
           11.1     Employment                     17
           11.2     Participation                  17

   12               Change of Control
           12.1     Acceleration of Rights Due
                      to Change of Control         18
           12.2     Definition                     18

   13               Amendment, Modification, and
                    Termination of Programs
           13.1     Amendment, Modification, and
                      Termination of Program       19

   14               Tax Withholding
           14.1     Tax Withholding                20

   15               Indemnification
           15.1     Indemnification                21

   16               Requirements of Law
           16.1     Requirements of Law            22
           16.2     Governing Law                  22

THE  CLOROX COMPANY
1987 LONG-TERM
COMPENSATION PROGRAM

Article 1.  Establishment, Purpose, and
Effective Date of Plan

     1.1 Establishment. The Clorox Company, a Delaware corporation, hereby establishes "THE CLOROX COMPANY 1987
LONG-TERM COMPENSATION PROGRAM" (the "Program") for key employees. The Program consists of the separate plans contained herein which permit the grant of stock options, stock indemnification rights, restricted stock and performance units, with common stock or cash serving as a payout medium for payments under the plans.

     1.2 Purpose. The purpose of the Program is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Program and each underlying plan became effective upon approval by the stockholders of the Company on October 21, 1987, that date being the Effective Date.

7/15/87

Article 2.  Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
     (a) "Award" means any Option, Stock Indemnification Right, Restricted Stock, or Performance Unit granted under the Program.
     (b) "Board" means the Board of Directors of the Company.
     (c) "Code" means the Internal Revenue Code of 1986, as amended. To the extent required by the context and the purpose of the Program, any reference to a particular Code provision shall be deemed to include the successor to such provision.
     (d) "Committee" means the committee of three or more persons constituting the "outside," independent directors serving on the Employee Benefits and Management Compensation committee of the Board.
          No person, while a member of the Committee, shall be eligible for participation in the Program, and no person shall become a member of the Committee if, within one year prior to becoming a member, that person shall have been eligible for selection as a Participant in the Program, or any other plan of the Company entitling participants to acquire Stock, or be granted Options or Stock Indemnification Rights.
     (e) "Company" means The Clorox Company, a Delaware corporation.
     (f) "Disability" means permanent and total disability as defined in the Company's Pension Plan.
     (g) "Employee" means a regular salaried employee (including directors who are also employees) of the Company or its subsidiaries, or any branch or division thereof.
     (h) "Fair Market Value" (unless another definition is required by the Code or regulations thereunder) means the average of the highest and lowest prices of the Stock as reported in publications of general circulation for the New York Stock Exchange Composite Transactions on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.
     (i) "Option" means the right to purchase shares of Stock at a stated price for a specified period of time. An Option may be either an "incentive stock option" within the meaning of Section 422A of the Code, any other type of option encompassed by the Code, or a non-statutory option.
     (j) "Participant" means any Employee designated by the committee to participate in any of the plans in the Program.

7/15/87

     (k) "Performance Unit" means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee pursuant to Article 9.
     (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Article 8 of this Program.
     (m) "Restricted Stock" means Stock granted to a participant pursuant to Article 8 of this Program.
     (n) "Retirement" (including "Early Retirement" and
"Normal Retirement") means termination of employment under the terms of the Company's Pension Plan.
     (o) "Stock" means the common stock of the Company.
     (p) "Termination for Cause" means termination by the Company because of the Employees' dishonesty, an assault by an employee on another person which adversely affects the Company or for any other violation of Company policy which follows a warning to cease such violation.
The Committee, in its discretion, shall make the final decision as to whether a particular termination constitutes a Termination for Cause.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Program shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

11/17/93 References To Article numbers changed, definition of Stock Indemnification right deleted

Article 3.   Eligibility and Participation

     3.1 Eligibility and Participation. Participants in each plan under the Program shall be selected by the Committee from among those Employees who are recommended for participation by the chief executive officer of the Company and who, in the opinion of the Committee, are key
Employees in a position to contribute materially to the Company's continued growth and development and to its long-term success. Selection for participation under one plan does not automatically result in selection for participation under another plan unless such result is specified by the Committee or by the terms of the Program.

7/15/87

Article 4.  Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Program. The Committee, by majority action thereof, is authorized to interpret the Program, to prescribe, amend, and rescind rules and regulations relating to the Program, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Program, but only to the extent not contrary to the express provisions of the Program. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Program shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

7/15/87

Article 5.  Stock Subject to Program

     5.1 Number. The total number of shares of Stock subject to Awards under the Program may not exceed
4,800,000 subject to adjustment upon occurrence of any of the events indicated in section 5.3. The shares to be delivered under the Program may consist, in whole or in part, of authorized but unissued Stock or treasury
Stock, not reserved for any other purpose.

     5.2 Lapsed Awards.  If any Award granted under the
Program terminates, expires or lapses or for any reason, any shares subject to such Award shall again be available for the grant of an Award.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares subject to each outstanding
Option, and its stated Option price, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

11/17/93  Number of Authorized Shares Increased from 3.1
Million to 4.8 Million

Article 6.  Duration of Program

     6.1 Duration of Program. The Program shall remain in effect, subject to the Board's right to terminate the Program earlier pursuant to Article 13, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Program on or after July 14, 1997.

7/15/87

Article 7.  The Stock Option Plan

     7.1 Grant of Options. One plan under the Program shall relate to Options. Subject to the other applicable provisions of the Program, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option permitted by law at the time of grant and shall specify whether or not any Option is intended to be an incentive stock option described in section 422A of the Code. In the case of incentive stock options, the following conditions shall apply in addition to any other requirements of this plan or the Code:
     (a) 10-Percent Stockholders. An optionee must not, immediately before an incentive stock option is granted, own stock representing more than ten percent of the voting power or value of all classes of Stock of the Company or of any subsidiary. This requirement is waived if (i) the exercise price of the incentive stock option to be granted is at least 110 percent of the Fair Market Value of the Stock subject to the Option, determined at the time the Option is granted, and (ii) the Option is not exercisable more than five years from the date the Option is granted.
     (b) Annual Limitation. The aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Option Price. No Option granted pursuant to this plan shall have an Option price that is less than the Fair
Market Value of the Stock on the date the Option is granted.

     7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided; however, that no Option shall be exercisable later than ten years and one day from the date of its grant.

7/15/87

     7.5 Exercise of Options. Options granted under this plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Each Option which is intended to qualify as an incentive stock option pursuant to Section 422A of the Code shall comply with the applicable provisions of the Code pertaining to such Options.

     7.6 Payment. The Option price of Stock upon exercise of any Option shall be paid in full either (i) in cash, or
(ii) in shares of Stock valued at their Fair Market Value on the date of exercise, or (iii) by a combination of (i) and (ii), in the manner provided in the Option agreement.
Certificates for such shares tendered in payment shall be in a form of good delivery and, if the certificates were issued pursuant to the exercise of an incentive stock option, the optionee must have held the tendered shares for at least one year.

     7.7 Restrictions on Stock Transferability.  The
Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option under this plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any state securities laws applicable to such shares.

7/15/87

     7.8  Termination of Employment Due to Death,
Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death or Disability, any outstanding Options then exercisable may be exercised at the time prior to the expiration date of the Options or within 12 months after such date of termination of employment, whichever period is the shorter. In the event of termination of employment by reason of Retirement, all of the Participant's options which have been outstanding for more than six months shall become immediately exercisable and may be exercised at any time prior to the expiration date of the Options or within a period following the Participant's Retirement specified from time to time by the Committee, whichever period is shorter. Options which have been outstanding for less than six months on the date of the Participant's Retirement shall not become exercisable until they have been outstanding for six months and thereafter may be exercised at any time prior to the expiration of the Option or within the period following the Participant's Retirement specified from time to time by the Committee, whichever period is shorter. However, in the case of incentive stock options, the favorable tax treatment prescribed under section 422A of the Code shall not be available if such options are not exercised within three months after date of termination, or 12 months in the case of death or disability as defined in section 22(e) (3) of the Code. If an incentive stock option is not exercised within three months of termination due to Retirement, it shall be treated as a nonstatutory stock option for the remainder of its allowable exercise period.

If the Compensation Committee changes the time period following Retirement in which an Option may be exercised, the change will not (i) have the effect of shortening the exercise period of Options held by persons who retired before the effective date of the Compensation Committee's action, or (ii) make exercisable any Option which had expired pursuant to an exercise time period previously set by the Compensation Committee.

     7.9 Termination of Employment Other Than for Death, Disability, Retirement or Termination for Cause. If the employment of the Participant shall terminate for any reason other than death, Disability, Retirement, or Termination for Cause, the rights under any then outstanding Option granted pursuant to this plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs. Upon a Termination for Cause rights under all Options shall terminate immediately.

     7.10 Nontransferability. No Option granted under the plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this plan shall be exercisable during his lifetime only by such Participant.


10/16/91 - Section 7.8 effective Retroactively to 7/1/91.
11/17/93 - Section 7.8 regarding post retirement exercise period changed.
11/17/93 - Last paragraph of Section 7.8 added.

    7.11 Time of Exercise for Incentive Stock Options.
Notwithstanding other provisions pertaining to the times at which Options may be exercised, no Option that is intended to be an incentive stock option shall first become exercisable at a time earlier than that originally specified in the Option grant, if the result would be to cause such Option, when granted, not to be treated as an incentive stock option (whether by reason of the possible future violation of the annual limitation of section 7.1(b) or otherwise).

7/15/87

Article 8.  The Restricted Stock Plan

     8.1 Grant of Restricted Stock.  One plan under the
Program shall relate to Restricted Stock. Subject to other applicable provisions of the Program, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the plan to such Participants and in such amounts as it shall determine. The Committee may also offer participants in the Company's management incentive compensation plan, or any other Company bonus or incentive plan in which awards are otherwise paid primarily or totally in cash, the opportunity to elect to receive Restricted Stock, including a bonus amount of Restricted Stock to serve as an incentive to make such an election, in lieu of receiving all or a portion of the participant's award in cash. Each grant of Restricted
Stock shall be in writing and shall specify the Period(s) of Restriction and the time or times, which may be accelerated upon the attainment of specific financial goals, at which such period(s) shall lapse with respect to a specified number of shares of Stock. The Periods of Restriction shall not exceed ten years from the date of grant of the Restricted Stock.

     8.2 Nontransferability.  Except as provided in section
8.8 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction or other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

     8.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to this plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.4 Voting Rights.  Participants holding shares of
Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

     8.5 Dividends and Other Distributions. During the Periods of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, those shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

11/17/93 - Former Article 8 (Stock Indemnification Rights)
Deleted. Section 8.1 added accelerated vesting upon meeting goals and right to receive Restricted Stock in lieu of cash bonus.

     8.6 Termination of Employment Due to Retirement.
     (a) In the event that a Participant terminates his employment due to Retirement, the Periods of Restriction applicable to the Restricted Stock pursuant to subsection 8.2 hereof, shall lapse automatically and, except as otherwise provided in subsection 8.3 and 8.6 (b), the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable if such Restricted Stock was issued to the Participant more than six months prior to the Participant's
          Retirement Date. With regard to Restricted Stock issued to the Participant less than six months before the Participant's Retirement Date, the Periods of Restriction shall lapse only after six months have elapsed since the issuance.
     (b) If the grant of Restricted Stock contains a provision permitting lapse of the Period(s) of Restriction to be accelerated upon the attainment of specific financial goals, a Participant's Retirement will not accelerate the lapse of the Period(s) of Restriction.
          In such a case the Participant's Restricted
          Stock shall not be forfeited but the Period(s) of Restriction will lapse at the earlier of the Participant's death or upon the achievement of the conditions specified in the grant of the Restricted Stock.

     8.7 Termination of Employment Due to Death or
Disability. In the event a Participant's employment with the Company terminates because of his death or Disability during the Periods of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to section 8.2 hereof shall lapse automatically.

     8.8 Termination of Employment for Reasons Other Than
Death, Disability, or Retirement. Except as otherwise provided in this section, in the event that a Participant's employment with the Company terminates for any reason other than those set forth in sections 8.6 and 8.7 during the Periods of Restriction, any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company. In the event of an involuntary termination of the employment of a Participant by the Company other than a Termination for Cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares. With regard to Restricted Stock granted pursuant to an election to receive Restricted Stock in lieu of a cash award under the Company's Management
Incentive Compensation Plan, or any other Company bonus or incentive plan in which awards are otherwise paid primarily or totally in cash, the Committee may provide at the time of the grant that upon the Participant's termination of employment for any reason, or for any reason other than Termination for Cause, the restrictions applicable to those shares of Restricted Stock, including any bonus amount, shall lapse automatically.

10/16/91 Section 8.6 Effective Retroactively to 7/1/91
11/17/93 Section 8.6 (b) added
11/17/93 Provision for vesting Restricted Stock received in lieu of cash bonus.

Article 9.  The Performance Unit Plan

     9.1 Grant of Performance Units.  One plan under the
Program shall relate to Performance Units. Subject to other applicable provisions of the Program, Performance
Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The
Committee shall have complete discretion in determining the number of Performance Units granted to each Participant.

     9.2 Value of Performance Units. Each Performance Unit shall have an arbitrary value to be determined by the Committee at the time of grant. The Committee shall establish performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit to the Participant. The time period during which the performance goals must be met shall be called a performance period, and also is to be determined by the Committee.

     9.3 Payment of Performance Units. After a performance period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined pursuant to section 9.2.

     9.4 Form and Timing of Payment.  Payment under section
9.3 above shall be made in cash and/or shares of Stock and shall be in the form of a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of additional compensation computed in a manner like interest during the deferral period. In general, the time and manner of making installment payments and the interest component that is applied during the period of deferral shall be determined by the Committee.

     9.5 Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability or Retirement, the holder of a Performance Unit shall receive perorate payment based on the number of full months' of service completed during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

11/17/93 Sections renumbered.

     9.6 Termination of Employment for Other than Death,
Disability or Retirement Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units shall be forfeited. In the event of an involuntary termination of employment of the Participant by the Company other than a Termination for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a perorate basis.

     9.7 Nontransferability. No Performance Unit granted under this plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to the extent permitted by section 9.5 until the termination of the applicable performance period.

11/17/93 Sections renumbered.

Article 10.  Beneficiary Designation

     10.1 Beneficiary Designation. If the Program permits the transfer of any right granted in the event of a Participant's death, the beneficiary of such transfer shall be the person(s) designated by the Participant for this Company sponsored group life insurance benefits, provided, however, a Participant may designate different beneficiaries in a written instrument delivered to the Committee.

11/17/93 Sections renumbered.

Article 11.  Rights of Employees

     11.1 Employment. The Program shall not constitute a contract of employment. Nothing in the Program shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor shall it confer upon any Participant any right to continue in the employ of the Company.

     11.2 Participation. No Employee shall have the right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

11/17/93  Sections renumbered.

Article 12.  Change of Control

     12.1 Acceleration of Rights Due to Change of Control. Upon a change in control, as defined in section 12.2, the Period of Restriction on any Restricted Stock shall end, all unexpired Options held by Participants shall immediately vest and become exercisable (except as otherwise provided in section 7.11), and all Performance Units shall become subject to immediate payment based upon the extent to which performance goals during the performance period have been met up to the date of the change of control, or at 100% of the total value of the Performance Unit, whichever produces the greater payout.

     12.2 Definition. For purposes of the Program, a "change of control" shall be deemed to have occurred if:
     (a) the Company consolidates or merges with, or sells or otherwise transfers more than 50% of its assets or earning power to, any Person in a transaction or series of transactions which result in the holders of the outstanding common stock of the Company immediately prior to the first such transaction holding (either by such shares remaining outstanding or by being converted into securities of the surviving entity) less than a majority of the shares entitled to vote for the election of directors of the surviving entity outstanding immediately after such merger, consolidation, sale or transfer, or
     (b) any Person becomes the beneficial owner of more than 30% of the outstanding common shares (a "30% Beneficial Owner") and a majority of the members of the Board of Directors of the Company are not Continuing Directors.
     (c)  For purposes of this section 12.2:
          (i) Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), but shall not include ownership by any Subsidiary or any employee benefit plan of the Company.
          (ii) "Continuing Director" shall mean any member of the Board of Directors of the Company who is not a 30% Beneficial Owner or a representative of a 30% Beneficial Owner and who was either (a) a member of the Board prior to the time that any Person becomes a 30% Beneficial Owner or (b) subsequently becomes a member of the Board, if such Person's election to the Board is recommended or approved by a majority of Continuing Directors.
          (iii) "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor of such entity and all Affiliates, Associate and Subsidiaries (as those terms are defined in Rule 12b-2 under the 1934 Act) of such Person; provided, however, that the term "Person" shall not include Henkel Corporation or any of its Subsidiaries.

11/17/93 Sections renumbered.

Article 13.  Amendment, Modification, and Termination of
Programs

     13.1 Amendment, Modification, and Termination of
Program. The Board at any time may terminate, and from time to time may amend or modify the Program, provided, however, that no such action of the Board, without approval of the stockholders, may:
     (a) Increase the total amount of Stock which may be issued under the Program, except as provided in section 5.3 of the Program.
     (b) Change the provisions of the Program regarding the Option price except as provided by section
          5.3.
     (c) Change the class of employees to whom incentive stock options may be granted.
     (d) Extend the period during which Awards may be granted.
     (e) Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification, or termination of the Program shall in any manner adversely affect any Award theretofore granted under the Program, without the consent of the Participant.

11/17/93 Sections renumbered.

Article 14.  Tax Withholding

     14.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Federal, state, local or foreign withholding tax requirements on any Award under the Program.

To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an option or the lapse of a Period of Restriction, to satisfy such requirement.

11/17/93 Sections renumbered.

Article 15.  Indemnification

     15.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him in settlement thereof, with the approval of the Committee, or for members thereof of the Board, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11/17/93  Sections renumbered.

Article 16.  Requirements of Law

     16.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2 Governing Law. The Program, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

11/17/93 Sections renumbered.